Exhibit 10.17

Execution Copy

SCHEDULE 4.15.5A

EMPLOYEE IP LIST

The below lists the Company’s current employees that have signed the Non-Disclosure Agreement attached as Schedule 4.15.5B hereto (the “Non-Disclosure Agreement”).

•	Eran Druckman
•	Gal Peleg
•	Phil Weinstock (Has not yet started to work for the Company; May be deemed not to be an employee)
•	Leonid Kaspin
•	Sharon Kruk
•	Ofer Tuval
•	Nir Lahav

Certain former employees have also signed the Non-Disclosure Agreement.